EXHIBIT 5.1
KRAMER LEVIN NAFTALIS & FRANKEL LLP
August 13, 2018
Systemax Inc.
11 Harbor Park Drive
Port Washington, New York 11050

Re:	Registration Statement on Form S-8
Dear Ladies and Gentlemen:
We have acted as counsel to Systemax Inc., a Delaware corporation (the “Registrant”), in connection with the preparation and filing of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”), with respect to the registration under the Securities Act of 1933, as amended (the “Act”), of an aggregate of 500,000 shares (the “Shares”) of common stock, par value $0.01 per share (“Common Stock”), of the Registrant, to be issued pursuant to the Registrant’s 2018 Employee Stock Purchase Plan (the “2018 Plan”).
In connection with the registration of the Shares, we have reviewed the Certificate of Incorporation and Amended and Restated Bylaws of the Registrant, each as currently in effect, and copies of the Registration Statement and the 2018 Plan, and such other documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby.
We have also examined and relied upon representations, statements, or certificates of public officials and officers and representatives of the Registrant and others.
Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, upon issuance thereof, assuming payment therefore, if any, and any other required compliance, with the terms stated in the Plan, will be validly issued, fully paid and non-assessable.
We express no opinion with respect to the laws of any jurisdiction other than the federal laws of the United States, the Delaware General Corporation Law and the laws of the State of New York. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.
We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
Very truly yours,
/s/ Kramer Levin Naftalis & Frankel LLP
Kramer Levin Naftalis & Frankel LLP